SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 8, 2004

Internet Capital Group, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-26929	23-2996071
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

690 Lee Road, Suite 310, Wayne, PA 19087

(Address of Principal Executive Offices) (Zip Code)

610.727.6900

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Item 5. Other Events.

On April 8, 2004, in connection with the previously announced Securities Purchase Agreement for the purchase and sale of a total of $60,000,000 principal amount of 5.00% senior convertible notes due 2009, the Subscription Date under the Securities Purchase Agreement occurred and, accordingly, the Registration Rights Agreement and Escrow Agreement were entered into among the parties and certain closing deliveries were put into escrow. Internet Capital Group, Inc. hereby incorporates by reference the following documents: (i) the Securities Purchase Agreement, dated as of March 31, 2004, by and among Internet Capital Group, Inc. and the investors listed on the Schedule of Buyers attached as Schedule I thereto, (ii) the Registration Rights Agreement, dated as of April 8, 2004, by and among Internet Capital Group, Inc. and the investors listed on the Schedule of Buyers attached as Schedule I thereto, and (iii) the Escrow Agreement, dated as of April 8, 2004, by and among Internet Capital Group, Inc., J.P. Morgan Trust Company, National Association and the parties set forth on Schedule I thereto, and the description of such agreements is qualified in its entirety by reference to such agreements.

Item 7. Financial Statements, Pro Form Financial Information and Exhibits.

(c) Exhibits.

Number	Exhibit
10.1	Securities Purchase Agreement, dated as of March 31, 2004, by and among Internet Capital Group, Inc. and the investors listed on the Schedule of Buyers attached as Schedule I thereto (incorporated by reference to Exhibit 10.1 to the Form 8-K filed by the Company on April 1, 2004).

10.2	Registration Rights Agreement, dated as of April 8, 2004, by and among Internet Capital Group, Inc. and the investors listed on the Schedule of Buyers attached as Schedule I thereto (incorporated by reference to Exhibit 10.3 to the Form 8-K filed by the Company on April 1, 2004).

10.3	Escrow Agreement, dated as of April 8, 2004, by and among Internet Capital Group, Inc., J.P. Morgan Trust Company, National Association and the parties set forth on Schedule I thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNET CAPITAL GROUP, INC.

	By:	/s/ Anthony P. Dolanski
	Name:	Anthony P. Dolanski
	Title:	Chief Financial Officer

Date: April 12, 2004

EXHIBIT INDEX

Number	Exhibit
10.1	Securities Purchase Agreement, dated as of March 31, 2004, by and among Internet Capital Group, Inc. and the investors listed on the Schedule of Buyers attached as Schedule I thereto (incorporated by reference to Exhibit 10.1 to the Form 8-K filed by Internet Capital Group, Inc. on April 1, 2004).

10.2	Registration Rights Agreement, dated as of April 8, 2004, by and among Internet Capital Group, Inc. and the investors listed on the Schedule of Buyers attached as Schedule I thereto (incorporated by reference to Exhibit 10.3 to the Form 8-K filed by Internet Capital Group, Inc. on April 1, 2004).

10.3	Escrow Agreement, dated as of April 8, 2004, by and among Internet Capital Group, Inc., J.P. Morgan Trust Company, National Association and the parties set forth on Schedule I thereto.